UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2024
MASIMO CORPORATION
(Exact name of registrant as specified in its charter)
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DE			001-33642		33-0368882
(State or other jurisdiction of incorporation)			(Commission File Number)		(IRS Employer Identification No.)
52 Discovery	Irvine,	CA			92618
(Address of Principal Executive Offices)					(Zip Code)
			(949)	297-7000
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MASI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 5.02......Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 15, 2024, the Board of Directors (the “Board”) of Masimo Corporation (“Masimo”) appointed Robert A. Chapek as a Class I director of Masimo. Mr. Chapek, age 64, is an experienced media and entertainment executive with nearly 30 years of experience at The Walt Disney Company (NYSE: DIS), most recently serving as its Chief Executive Officer from February 2020 to November 2022. Prior to becoming Disney’s Chief Executive Officer, Mr. Chapek served as Chairman of Disney Parks, Experiences and Products since the segment’s creation in 2018. Prior to that, he was Chairman of Walt Disney Parks and Resorts since 2015. Mr. Chapek previously served as head of Disney Consumer Products, where he managed Disney’s film content distribution strategy across multiple platforms, and as President of Walt Disney Studios Home Entertainment, where he led the organization to record-setting performances and played a key role in the commercialization of the Studio’s film business. Mr. Chapek previously served on the board of the Make-A-Wish Foundation. Prior to joining Disney in 1993, Mr. Chapek worked in brand management at H.J. Heinz Company, and in advertising at J. Walter Thompson. He holds a degree in microbiology from Indiana University Bloomington, and received his MBA from Michigan State University.
In accordance with Masimo’s Amended and Restated Non-Employee Director Compensation Policy (the “Policy”), as a non-employee director of Masimo, Mr. Chapek is initially entitled to receive cash compensation in the amount of $70,000 per year for his service on the Board. In addition, pursuant to the Policy, on the date of Masimo’s next annual meeting of stockholders and each annual meeting of stockholders thereafter, Mr. Chapek will be entitled to receive a grant of restricted stock units with respect to shares of Masimo’s common stock having a grant date fair value of $200,000, rounded down to the nearest whole share (the “Annual RSUs”). The Annual RSUs will vest on the one-year anniversary of the grant date, subject to Mr. Chapek’s continued service with Masimo through the applicable vesting date.
In addition, on January 16, 2024, Mr. Chapek was granted restricted stock units with respect to such number of shares of Masimo’s common stock as is equal to $200,000, divided by the closing price of Masimo’s common stock on the date of grant (the “Appointment RSU”), which shall vest in full on January 15, 2025, subject to Mr. Chapek’s continued service with Masimo through such date. In addition, if a Change in Control (as defined in Masimo’s 2017 Equity Incentive Plan, as amended) occurs during Mr. Chapek’s service on the Board, the Appointment RSU will vest in full as of the closing of such Change in Control.
Masimo also entered into an indemnity agreement with Mr. Chapek in the same form as its standard form of indemnity agreement with its other directors.
There are no family relationships between Mr. Chapek and any director or executive officer of Masimo, and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Chapek has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.
On January 16, 2024, Masimo issued a press release announcing the appointment of Mr. Chapek to the Board. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) The following items are filed as exhibits to the Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release, Dated January 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: January 16, 2024	By:	/s/ MICAH YOUNG
Micah Young
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)